UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (407) 900-5259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 9, 2021, Luminar Technologies, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected three directors to the Company’s board of directors and (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. A total of 1,097,454,579 shares, or 85.35% of the Company’s common stock votes outstanding as of the record date of April 13, 2021, were represented in person or by proxy at the Annual Meeting. The matters voted on by the Company’s stockholders and the voting results are as follows:
1. Election of Directors. All three nominees for director were elected as Class I directors to the Company’s board of directors to serve until the Company’s 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Jun Hong Heng	1,074,505,236	1,306,384	21,642,959
Shaun Maguire	1,074,634,571	1,177,049	21,642,959
Katharine A. Martin	1,075,562,047	249,573	21,642,959
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The appointment of Deloitte & Touche LLP was ratified.

Shares For	Shares Against	Shares Abstained
1,097,063,644	247,704	143,231
Item 8.01.    Other events.
As of May 7, 2021, the Company had 234.7 million shares of Class A common stock and 105.1 million shares of Class B common stock, par value $0.0001 per share, outstanding. Of the shares outstanding on May 7, 2021, approximately 70 million shares of our Class A common stock and no shares of our Class B common stock were freely tradeable and not subject to any transfer restrictions under the Primary Lock-up Agreement or Secondary Lock-up Agreement described in our Registration Statement on Form S-1 filed with the SEC originally on December 23, 2021. On May 31, 2021, the transfer restrictions under our Primary Lock-up Agreement expired for all shareholders covered under the Primary Lock-up Agreement. Austin Russell and Jason Eichenholz are still subject to the transfer restrictions under our Secondary Lock-up Agreement. As of June 9, 2021, approximately 85.3 million shares of our Class A and Class B common stock remained subject to the transfer restrictions under our Secondary Lock-up Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: June 10, 2021	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer and Secretary